As filed with the Securities and Exchange Commission on March 14, 2019

Registration No. 333-223257

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	13-3717318
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

_______________________________________

One Penn Plaza, Suite 4015
New York, NY 10119
(212) 692-7200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

T. Wilson Eglin
President and Chief Executive Officer
One Penn Plaza, Suite 4015
New York, NY 10119-4015
(212) 692-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service):

Copies to:

Elizabeth H. Noe
Paul Hastings LLP
1170 Peachtree Street, N.E. Suite 100
Atlanta, GA 30309
(404) 815-2287
(Name, address, including zip code, and telephone number, including area code, of agent for service):

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” , “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐

Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)(3)	Proposed maximum offering price per unit (1)(2)(3)	Proposed maximum aggregate offering price (1)(2)(3)	Amount of registration fee (3)
Shares of beneficial interest classified as common stock, par value $0.0001 per share				$0
Shares of beneficial interest classified as preferred stock, par value $0.0001 per share				$0
Debt securities				$0
Depositary shares representing preferred shares of beneficial interest, par value $0.0001 per share (4)				$0
Warrants				$0
Subscription Rights				$0
Units (5)				$0

(1)	Omitted pursuant to Form S-3 General Instruction II.E.

(2)	An unspecified number or amount of shares of beneficial interest classified as common stock, par value $0.0001 per share (“common shares”), shares of beneficial interest classified as preferred stock, par value $0.0001 per share (“preferred shares”), debt securities, depositary shares representing preferred shares of beneficial interest, par value $0.0001 per share (“depositary shares”), warrants, subscription rights and units is being registered as may from time to time be issued at indeterminate prices. This Registration Statement also includes such indeterminable amount of (i) securities of each identified class as may be issued from time to time upon exercise of warrants or conversion or exchange of convertible or exchangeable securities being registered hereunder and (ii) additional securities as may be issued to prevent dilution from stock splits, stock dividends or similar transactions pursuant to Rule 416 under the Securities Act of 1933.

(3)	Deferred in reliance upon Rule 456(b) and Rule 457(r). In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b).

(4)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional preferred share and will be evidenced by a depositary receipt.

(5)	Each unit will be issued under a unit agreement and will represent an interest in one or more common shares, preferred shares, debt securities, subscription rights, depositary shares, warrants and any combination of such securities.

EXPLANATORY NOTE

This Registration Statement on Form S-3 (Registration No. 333-206411) of Lexington Realty Trust (the “Company”) and the Company’s subsidiary guarantor registrant (the “Registration Statement”) is being amended to remove Lepercq Corporate Income Fund L.P. (“LCIF”) as a co-registrant. LCIF previously was a guarantor of certain of the debt securities with respect to which offers and sales were registered under this Registration Statement. Pursuant to the Company’s indentures that govern the Company’s outstanding 4.25% Senior Notes and 4.40% Senior Notes, LCIF has been released as a guarantor of such notes and it is not currently contemplated that it will in the future guarantee any of the Company’s registered debt. This Post-Effective Amendment No. 1 is being filed to deregister the guarantees covered by this Registration Statement and remove LCIF as a co-registrant under this Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below are the expenses, other than underwriting discounts and commissions, to be incurred by the registrant in connection with the issuance and distribution of the securities being registered. All amounts set forth below are estimated.

SEC Registration Fee	$	*
Trustees’ Registrars, Transfer Agents’ and Depositories’ Fees and Expenses		**
Legal Fees and Expenses		**
Printing and Engraving Expenses		**
Accounting Fees and Expenses		**
Miscellaneous Fees and Expenses		**
**
Total	$

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

**	These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly, cannot be estimated at this time. An estimate of the aggregate amount of these fees and expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

The Maryland REIT law and Section 2-418 of the Maryland General Corporation Law generally permits indemnification of any trustee or officer made a party to any proceedings by reason of service as a trustee or officer unless it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements and reasonable expenses actually incurred by the trustee or officer in connection with the proceeding; but, if the proceeding is one by or in the right of the company, indemnification is not permitted with respect to any proceeding in which the trustee or officer has been adjudged to be liable to the company, or if the proceeding is one charging improper personal benefit to the trustee or officer, whether or not involving action in the trustee’s or officer’s official capacity, indemnification of the trustee or officer is not permitted if the trustee or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or any entry of an order of probation prior to judgment creates a rebuttable presumption that the trustee or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the trustee or officer failed to meet the requisite standard of conduct for permitted indemnification.

LXP’s Declaration of Trust limits the liability of its trustees and officers for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the trustees or officers that was material to the cause of action adjudicated.

LXP’s Declaration of Trust obligates LXP to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, any trustees or officers, whether serving LXP or at its request any other entity, who is made a party to a proceeding by reason of his or her service in that capacity. LXP’s Declaration of Trust permits LXP to indemnify and advance expenses to any employee or agent of LXP, whether serving LXP or at its request any other entity.

Maryland law requires LXP, as a condition to advancing expenses, to obtain:

•	a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking to repay the amount reimbursed if the standard of conduct is not met.

 The foregoing reference is necessarily subject to the complete text of LXP’s Declaration of Trust, and partnership agreements and the statutes referred to above and is qualified in its entirety by reference thereto.

LXP has also purchased liability insurance for our trustees and officers. LXP has also entered into indemnification agreements with certain officers and trustees for the purpose of indemnifying such persons from certain claims and actions in their capacities as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrants have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement(2)

4.1	Articles of Merger and Amended and Restated Declaration of Trust of LXP, dated December 31, 2006 (filed as Exhibit 3.1 to LXP’s Current Report on Form 8-K filed January 8, 2007 (the “01/08/07 8-K”))(1)

4.2	Articles Supplementary Relating to the Reclassification of 8.05% Series B Cumulative Redeemable Preferred Stock, par value $0.0001 per share, and 7.55% Series D Cumulative Redeemable Preferred Stock, par value $0.0001 per share (filed as Exhibit 3.4 to LXP’s Current Report on Form 8-K filed November 21, 2013)(1)

4.3	Amended and Restated By-laws of LXP (filed as Exhibit 3.2 to the 01/08/07 8-K)(1)

4.4	First Amendment to Amended and Restated By-laws of LXP (filed as Exhibit 3.1 to LXP’s Current Report on Form 8-K filed November 20, 2009)(1)

4.5	Second Amendment to the Amended and Restated By-laws of LXP (filed as Exhibit 3.1 to LXP’s Current Report on Form 8-K filed April 3, 2017)(1)

4.6	Sixth Amended and Restated Agreement of Limited Partnership of LCIF, dated as of December 30, 2013 (filed as Exhibit 3.25 to LXP’s Annual Report on Form 10-K filed February 26, 2014)(1)

4.7	Specimen of Common Shares Certificate of LXP (filed as Exhibit 4.1 to LXP’s Annual Report on Form 10-K for the year ended December 31, 2006)(1)

4.8	Form of 6.50% Series C Cumulative Convertible Preferred Stock certificate (filed as Exhibit 4.1 to LXP’s Registration Statement on Form 8A filed December 8, 2004)(1)

4.9	Amended and Restated Trust Agreement, dated March 21, 2007, among LXP, The Bank of New York Trust Company, National Association, The Bank of New York (Delaware), the Administrative Trustees (as named therein) and the several holders of the Preferred Securities from time to time (filed as Exhibit 4.1 to LXP’s Current Report on Form 8-K filed on March 27, 2007 (the “03/27/07 8-K”))(1)

4.10	Junior Subordinated Indenture, dated as of March 21, 2007, between LXP and The Bank of New York Trust Company, National Association (filed as Exhibit 4.2 to the 03/27/07 8-K)(1)

4.11	Indenture (Senior Debt), dated as of June 10, 2013, among LXP, certain subsidiaries of the LXP signatories thereto, and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to LXP’s Current Report on Form 8-K filed on June 13, 2013)(1)

4.12	First Supplemental Indenture, dated as of September 30, 2013, among LXP, certain subsidiaries of the LXP signatories thereto, and U.S. Bank National Association, as trustee (filed as Exhibit 4.2 to LXP’s Current Report on Form 8-K filed on October 3, 2013)(1)

4.13	Indenture (Senior Debt), dated as of May 9, 2014, among LXP, LCIF and U.S. Bank, as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed May 13, 2014)(1)

4.14	First Supplemental Indenture, dated as of May 20, 2014 among LXP, LCIF and U.S. Bank, as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed May 20, 2014)(1)

4.15	Form of Subordinated Debt Indenture(3)

4.16	Form of Indenture Security issued under the Senior Debt Indenture(2)

4.17	Form of Indenture Security issued under the Subordinated Debt Indenture(2)

4.18	Form of Deposit Agreement relating to the Depositary Shares (including Form of Depositary Receipt)(2)

4.19	Form of Warrant Agreement(2)

4.20	Form of Warrant Certificate(2)

4.21	Form of Unit Agreement(2)

4.22	Form of Unit Certificate(2)

4.23	Form of Subscription Rights Agreement(2)

4.24	Form of Subscription Rights Certificate(2)

4.25	Articles Supplementary Classifying and Designating a Series of Preferred Stock(2)

4.26	Form of Guarantee relating to the Debt Security(2)

5.1	Opinion of Paul Hastings LLP(3)

5.2	Opinion of Venable LLP(3)

8.1	Opinion of Paul Hastings LLP regarding tax matters(3)

10.1	1994 Employee Stock Purchase Plan (filed as Exhibit D to LXP’s Definitive Proxy Statement dated April 12, 1994)(1)(4)

10.2	LXP’s Amended and Restated 2011 Equity-Based Award Plan (filed as Exhibit 10.1 to LXP’s Current Report on Form 8-K filed May 18, 2017)(1)(4)

10.3	Form of Compensation Agreement (Long-Term Compensation) between LXP and each of the following officers: Richard J. Rouse and Patrick Carroll (filed as Exhibit 10.15 to LXP’s Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 16, 2005 (the “2004 10-K”))(1)(4)

10.4	Form of Compensation Agreement (Bonus and Long-Term Compensation) between LXP and each of the following officers: E. Robert Roskind and T. Wilson Eglin (filed as Exhibit 10.16 to the 2004 10-K)(1)(4)

10.5	Form of Share Option Award Agreement (filed as Exhibit 10.3 to LXP’s Current Report on Form 8-K/A filed on November 24, 2010)(1)(4)

10.6	Form of 2010 Share Option Award Agreement (filed as Exhibit 10.2 to LXP’s Current Report on Form 8-K/A filed November 24, 2010)(1)(4)

10.7	Form of December 2010 Share Option Award Agreement (filed as Exhibit 10.1 to LXP’s Current Report on Form 8-K filed January 6, 2011)(1)(4)

10.8	Amended and Restated Rabbi Trust Agreement, originally dated January 26, 1999 (filed as Exhibit 10.2 to LXP’s Current Report on Form 8-K filed January 2, 2009)(1)(4)

10.9	Retirement Agreement, dated January 18, 2018, between LXP and Richard J. Rouse (filed as Exhibit 10.1 to LXP’s Current Report on Form 8-K filed January 19, 2018 (the “1/19/18 8-K”))(1)(4)

10.10	Retirement Agreement, dated January 18, 2018, between LXP and E. Robert Roskind (filed as Exhibit 10.2 to the 1/19/18 8-K)(1)(4)

10.11	Lexington Realty Trust Executive Severance Plan with related Severance Policy Agreements with E. Robert Roskind, T. Wilson Eglin, Patrick Carroll, Joseph S. Bonventre and Beth Boulerice (filed as Exhibit 10.3 to the 1/19/18 8-K)(1)(4)

10.12	Employment Agreement, dated as of September 11, 2014, and effective as of January 15, 2015, between LXP and T. Wilson Eglin (filed as Exhibit 10.1 to LXP’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 filed November 7, 2014 (the “09/30/14 10-Q”))(1)(4)

10.13	Employment Agreement, dated as of September 11, 2014, and effective as of January 15, 2015, between LXP and E. Robert Roskind (filed as Exhibit 10.2 to the 09/30/14 10-Q)(1)(4)

10.14	Employment Agreement, dated as of September 11, 2014, and effective as of January 15, 2015, between LXP and Richard J. Rouse (filed as Exhibit 10.3 to the 09/30/14 10-Q)(1)(4)

10.15	Employment Agreement, dated as of September 11, 2014, and effective as of January 15, 2015, between LXP and Patrick Carroll (filed as Exhibit 10.4 to the 09/30/14 10-Q)(1)(4)

10.16	Form of Long-Term Retention Nonvested Share Agreement (filed as Exhibit 10.1 to LXP’s Current Report on Form 8-K filed on January 11, 2013)(1)(4)

10.17	Form of 2015 Nonvested Share Agreement (Performance and Service) (filed as Exhibit 10.1 to LXP’s Current Report on Form 8-K filed January 9, 2015)(1)(4)

10.18	Form of 2017 Nonvested Share Agreement (Performance and Service) (filed as Exhibit 10.17 to LXP’s Annual Report on Form 10-K for the year ended December 31, 2016 filed on February 28, 2017)(1)(4)

10.19	Form of Amended and Restated Indemnification Agreement between LXP and certain officers and trustees (filed as Exhibit 10.20 to LXP’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008)(1)

10.20	Funding Agreement, dated as of July 23, 2006, by and among LCIF, LCIF II and LXP (filed as Exhibit 99.4 to LXP’s Current Report on Form 8-K filed on July 24, 2006)(1)

10.21	Letter Agreement among LXP (as successor by merger), Apollo Real Estate Investment Fund III, L.P., NKT Advisors LLC, Vornado Realty Trust, VNK Corp., Vornado Newkirk LLC, Vornado MLP GP LLC and WEM-Brynmawr Associates LLC (filed as Exhibit 10.15 to Amendment No. 5 to Newkirk Registration Statement on Form S-11/A filed October 28, 2005 (“Amendment No. 5 to NKT’s S-11”))(1)

10.22	Amendment to the Letter Agreement among LXP (as successor by merger), Apollo Real Estate Investment Fund III, L.P., NKT Advisors LLC, Vornado Realty Trust, Vornado Realty L.P., VNK Corp., Vornado Newkirk LLC, Vornado MLP GP LLC, and WEM-Brynmawr Associates LLC (filed as Exhibit 10.25 to Amendment No. 5 to NKT’s S-11)(1)

10.23	Second Amended and Restated Ownership Limit Waiver Agreement (Vornado), dated as of December 6, 2010, between LXP and Vornado Realty, L.P. (together with certain affiliates) (filed as Exhibit 10.1 to LXP’s Current Report on Form 8-K filed on December 6, 2010)(1)

10.24	Credit Agreement, dated as of September 1, 2015, among LXP and LCIF, as borrowers, each of the financial institutions initially a signatory thereto together with their assignees pursuant to 12/5 therein, and KeyBank National Association, as agent (filed as Exhibit 10.1 to LXP’s Current Report on Form 8-K filed on September 1, 2015)(1)

10.25	First Amendment to Credit Agreement and Agreement Regarding Revolving Line Commitment and Term Loan Increases, dated as of September 29, 2017, among LXP and LCIF, as borrowers, and KeyBank National Association, as agent (filed as Exhibit 10.1 to LXP’s Current Report on Form 8-K filed on October 2, 2017)(1)

10.26	Ownership Limitation Waiver Agreement (BlackRock), dated as of November 18, 2010 (filed as of Exhibit 10.1 to LXP’s Current Report on Form 8-K filed on November 24, 2010 (the “11/24/10 8-K”))(1)

10.27	First Amendment to Ownership Limitation Waiver Agreement (BlackRock), dated April 25, 2014 (filed as Exhibit 10.1 to LXP’s Current Report on Form 8-K filed on April 29, 2014)(1)

10.28	Ownership Limitation Waiver Agreement (Cohen & Steers), dated as of November 18, 2010 (filed as Exhibit 10.2 to the 11/24/10 8-K)(1)

10.29	First Amendment to Ownership Limitation Waiver Agreement (Cohen & Steers), dated as of April 19, 2011 (filed as Exhibit 10.1 to LXP’s Current Report on Form 8-K filed on April 25, 2011)(1)

10.30	Amended and Restated Registration Rights Agreement, dated as of November 3, 2008, between LXP and Vornado Realty, L.P. and Vornado LXP LLC (filed as Exhibit 10.3 to LXP’s Current Report on Form 8-K filed November 6, 2008)(1)

12.1	Statement of Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends and Ratio of Earnings for LXP(3)

12.2	Statement of Computation of Ratio of Earnings to Combined Fixed Charges(3)

23.1	Consent of Deloitte & Touche LLP re: LXP(3)

23.2	Consent of Deloitte & Touche LLP re: LCIF(3)

23.3	Consent of KPMG LLP re: LXP(3)

23.4	Consent of KPMG LLP re: LCIF(3)

24.1	Power of Attorney(3)

25.1	Statement of Eligibility of U.S. Bank National Association, as Trustee, on Form T-1 to act as trustee under the Senior Debt Indenture(3)

25.2	Statement of Eligibility of U.S. Bank National Association, as Trustee, on Form T-1 to act as trustee under the Subordinated Debt Indenture(2)

_________________

(1) Incorporated by reference.

(2) To be filed by amendment or incorporated by reference in connection with the offering of the offered securities.

(3) Previously filed as an exhibit to the Registration Statement.

(4) Management contract or compensatory plan or arrangement.

Item 17. Undertakings.

(a)              The undersigned registrant hereby undertakes:

(1)               To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                 To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)               To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)             To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)               That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3)               To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)               That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                 If the registrant is relying on Rule 430B:

(A)             Each prospectus filed by the registrant pursuant to Rule 424(b)(3) will be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)              Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 will be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date will be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)               If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, will be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)               That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                 Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)               Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)             The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)             Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c)                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)               The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(e)                The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(f)                That:

(1)               For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act will be deemed to be part of this registration statement as of the time it was declared effective; and

(2)               For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York, on March 12, 2019.

LEXINGTON REALTY TRUST

By:	/s/ T. Wilson Eglin
T. Wilson Eglin
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on March 12, 2019:

Signature	Title

/s/ E. Robert Roskind
E. Robert Roskind	Chairman

/s/ T. Wilson Eglin
T. Wilson Eglin	Chief Executive Officer, President and Trustee (principal executive officer)

/s/ Patrick Carroll
Patrick Carroll	Chief Financial Officer, Executive Vice President and Treasurer (principal financial officer)

/s/ Beth Boulerice
Beth Boulerice	Executive Vice President and Chief Accounting Officer (principal accounting officer)

/s/ Richard S. Frary
Richard S. Frary	Trustee

/s/ Lawrence L. Gray
Lawrence L. Gray	Trustee

/s/ Claire A Koeneman
Claire A. Koeneman	Trustee

/s/ Jamie Handwerker
Jamie Handwerker	Trustee

/s/ Howard Roth
Howard Roth	Trustee